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                                                                      Exhibit 16


May 23, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Sirs;

We have read the statements made by DynTek Inc., which we understand will be filed with the Commission pursuant to Item 4 on Form 8-K/A, as part of the Company's Report on the Form 8-K/A dated May 1, 2003

We agree with the statements concerning our firm in said Form 8-K/A.

Very truly yours,

GRASSI & CO., CPAs, P.C.

/s/ Louis Grassi
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Louis C. Grassi, CPA, CFE
Managing Partner


Cc:   James Linesch
      Chief Financial Officer